FOR IMMEDIATE RELEASE                                      Contact:
                                                           Maria Duey
                                                           313-792-5500

                MASCO CORPORATION REPORTS SECOND QUARTER RESULTS

                          MASCO CORPORATION HIGHLIGHTS:

      SECOND QUARTER 2005

            - Net sales from continuing operations increased nine percent to a record $3.3 billion.

            - Income from continuing operations was $274 million or $.64 per common share.

            - The Company returned $229 million to shareholders through share repurchases and dividends.

            - The Company issued $500 million of fixed-rate 4.80% notes due 2015 and had over $1.6 billion in cash and marketable securities at June 30, 2005.

      Taylor, Michigan (August 2, 2005) - Masco Corporation (NYSE: MAS) today reported that net sales from continuing operations for the quarter ended June 30, 2005 increased nine percent to a record $3.3 billion compared with $3.1 billion for the second quarter of 2004.

      Income from continuing operations for the second quarter of 2005 was $274 million or $.64 per common share compared with $294 million or $.65 per common share for the comparable period of 2004. Results for the second quarter of 2005 benefited from other income, principally net gains from financial investments, of $.04 per common share, partially offset by realized currency transaction losses of $.02 per common share. The second quarter of 2004 benefited from $.03 per common share of other income, principally net gains from financial investments and other non-operating assets, as well as $.01 per common share of income related to insurance proceeds from the Behr litigation settlement and $.01 per common share of realized currency transaction gains.

      The Company's 2005 first half results were adversely affected by increases in commodity, energy and freight costs, which have not been totally recovered due, in part, to the lag in implementing selling price increases to customers, as well as product mix. Second quarter 2005 sales and earnings, however, were better-than-expected due to the strong new construction market as well as an improvement in key retailer sales.

      The Company previously announced, in the first quarter of 2004, the planned disposition of several European businesses that are not core to the Company's long-term growth strategy. Net income for the second quarter of 2005 did not include any net income (loss) related to discontinued operations, since the Company completed the disposition process in the first quarter of 2005. The second quarter of 2004 results include after-tax income from discontinued operations of $11 million, and an additional after-tax charge aggregating $44 million ($.10 per common share) for those businesses that were expected to be divested at a loss, both of which are included in discontinued operations. Including the operating results of these discontinued operations and the charge for certain of these businesses, net income for the 2004 second quarter was $261 million or $.58 per common share.

      The Company is committed to its strategy of value creation and continues to be focused on the simplification of its business model, cash flow generation, improvement in return on invested capital and the return of cash to shareholders through share repurchases and dividends.

      Consistent with this strategy, the Company is pursuing a variety of initiatives to offset cost increases and increase operating profit, including sourcing programs, the restructuring of certain of its businesses (including consolidations), manufacturing rationalization, headcount reductions and other profit improvement programs. As previously disclosed, the Company believes these initiatives will reduce annual costs by $200 million by the end of 2007. Costs and charges related to the acceleration of these profit improvement programs, when combined with recent additional energy-related and commodity cost increases and the adverse effect of changes in currency values, are expected to result in the Company's full-year 2005 earnings from continuing operations being closer to $2.30 per common share than the previous guidance of approximately $2.40 per common share. Implementing these initiatives should improve the Company's earnings outlook for 2006 and beyond.

      Based on current business trends, the Company anticipates that third quarter 2005 earnings from continuing operations will be in the range of $.60 to $.64 per common share compared with third quarter 2004 earnings from continuing operations of $.64 per common share.

      Headquartered in Taylor, Michigan, Masco Corporation is one of the world's leading manufacturers of home improvement and building products as well as a leading provider of services that include the installation of insulation and other building products.

      A conference call regarding items contained in this release is scheduled for Tuesday, August 2, 2005 at 11:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing
(719) 457-2692 (confirmation #4876876). The conference call will be webcast simultaneously on the Company's website at www.masco.com and supplemental material, including the financial data referred to on the call and a reconciliation of all non-GAAP information provided on the call, will also be available on the website. A replay of the call will be available on Masco's website or by phone by dialing (719) 457-0820 (replay access code #4876876) approximately two hours after the end of the call and will continue through August 9, 2005.

      Masco Corporation's press releases and other information are available through the Company's toll free number, 1-888-MAS-NEWS, or under the Investor Relations section of Masco's website at www.masco.com.

      Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company's products, markets and conditions, which could affect the Company's future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     # # # #

                                MASCO CORPORATION
   CONSOLIDATED STATEMENTS OF INCOME FOR THE THREE MONTHS AND SIX MONTHS ENDED
                         JUNE 30, 2005 AND JUNE 30, 2004



                                              (in millions except per common share data)


                                               Three Months Ended     Six Months Ended
                                                    June 30,              June 30,
                                               ------------------    ------------------
                                                2005       2004        2005       2004
                                               -------    -------    -------    -------
Net Sales                                      $ 3,348    $ 3,061    $ 6,317    $ 5,867

Cost of Sales                                    2,363      2,087      4,491      4,042
                                               -------    -------    -------    -------

  Gross Profit                                     985        974      1,826      1,825

Selling, General and Administrative Expenses       515        504      1,015        989

(Income) Regarding Litigation Settlement            (3)        (7)        (5)       (28)
                                               -------    -------    -------    -------

  Operating Profit                                 473        477        816        864

Other Income (Expense), Net                        (41)       (11)       (63)       (12)
                                               -------    -------    -------    -------

  Income from Continuing Operations before
    Income Taxes and Minority Interest             432        466        753        852

Income Taxes                                       153        167        257        307
                                               -------    -------    -------    -------

  Income from Continuing Operations before
    Minority Interest                              279        299        496        545

Minority Interest                                    5          5         10         10
                                               -------    -------    -------    -------

  Income from Continuing Operations                274        294        486        535

Income (Loss) from Discontinued Operations,
  Net of Income Taxes                                -        (33)        19       (106)
                                               -------    -------    -------    -------

  Net Income                                   $   274    $   261    $   505    $   429
                                               =======    =======    =======    =======

Earnings per Common Share (Diluted):

  Income from Continuing Operations            $  0.64    $  0.65    $  1.11    $  1.16

  Income (Loss) from Discontinued Operations,
    Net of Income Taxes                              -      (0.07)      0.04      (0.23)
                                               -------    -------    -------    -------

  Net Income                                   $  0.64    $  0.58    $  1.16    $  0.93
                                               =======    =======    =======    =======

Average Diluted Common Shares Outstanding          430        453        437        460
                                               =======    =======    =======    =======

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company has accounted for the 2004 dispositions of Jung Pumpen, The Alvic Group, Alma Kuchen, E. Missel and SKS Group, and the 2005 dispositions of Gebhardt Consolidated and the GMU Group as discontinued operations.

SECOND QUARTER 2005

- Net sales from continuing operations increased nine percent, with North American sales increasing 10 percent and International sales increasing six percent. Second quarter net sales in North America benefited from strong housing starts and improved retail sales. In local currencies, International sales increased two percent compared with the second quarter of 2004.

- Sales of assembled cabinets, installation services, paints and stains and windows were particularly strong in the quarter.

- Key retailer sales from continuing operations improved significantly from recent quarters to an increase of 10 percent in the 2005 second quarter compared with a two percent decrease in the first quarter of 2005 and a 14 percent increase in the second quarter of 2004.

- Sales by segment in the 2005 second quarter versus the 2004 second quarter were:

      -     Cabinets and Related Products sales increased 13 percent;

      -     Plumbing Products sales increased five percent;

      -     Installation and Other Services sales increased 11 percent;

      -     Decorative Architectural Products sales increased 12 percent; and

      -     Other Specialty Products sales increased four percent.

- Income from continuing operations was $274 million compared with $294 million for the second quarter of 2004.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

SECOND QUARTER 2005 (CONTINUED)

- Earnings from continuing operations were $.64 per common share compared with the Company's guidance of $.58 to $.62 per common share and compared with $.65 per common share for the 2004 second quarter.

- Results for the second quarter of 2005 benefited from other income of $.04 per common share, principally net gains from financial investments. The second quarter of 2004 included $.03 per common share of other income, principally net gains from financial investments and other non-operating assets, as well as $.01 per common share of income related to insurance proceeds from the Behr litigation settlement.

- Results for the second quarter of 2005 include realized currency transaction losses of $14 million ($.02 per common share, after tax) compared with $6 million of realized currency transaction gains ($.01 per common share, after tax) in the second quarter of 2004.

- The Company previously announced, in the first quarter of 2004, the planned disposition of several European businesses that are not core to the Company's long-term growth strategy. Net income for the second quarter of 2005 was $274 million or $.64 per common share and did not include any net income (loss) related to discontinued operations, since the Company completed the disposition process in the first quarter of 2005. The second quarter of 2004 results include after-tax income from discontinued operations of $11 million, and an additional after-tax charge aggregating $44 million ($.10 per common share) for those businesses that were expected to be divested at a loss, both of which are included in discontinued operations. Including the operating results of these discontinued operations and the charge for certain of these businesses, net income for the 2004 second quarter was $261 million or $.58 per common share. Total net proceeds for the dispositions completed in 2005 and 2004 aggregated $281 million.

- The Company's 2005 second quarter results benefited from strong organic sales growth, partially offset by continued increases in commodity, energy and freight costs, which have not been fully recovered due, in part, to the lag in implementing selling price increases to customers.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

SECOND QUARTER 2005 (CONTINUED)

-     Gross margins were 29.4 percent in the 2005 second quarter compared with
      31.8 percent in the second quarter of 2004. Operating profit margins, as reported, were 14.1 percent in the second quarter of 2005 compared with
      15.6 percent in the second quarter of 2004. Excluding the pre-tax income regarding the litigation settlement of $3 million and $7 million in 2005 and 2004, respectively, operating profit margins were 14.0 percent in the second quarter of 2005 compared with 15.4 percent in the second quarter of 2004. Operating profit margins in the second quarter of 2005 were adversely impacted by increases in certain operating expenses, including increased commodity, energy and freight costs, as well as product mix.

- SG&A expenses as a percent of sales, including general corporate expense, were 15.4 percent in the second quarter of 2005 compared with 16.5 percent in the 2004 second quarter.

- General corporate expense was 1.4 percent of sales in the second quarter of 2005 compared with 1.5 percent in the comparable period of 2004.

- Inventory days were 50 days at June 30, 2005 compared with 52 days at June 30, 2004.

- Accounts receivable days at the end of the second quarter were 50 days compared with 54 days a year ago.

-     Accounts payable days were 38 days at both June 30, 2005 and 2004.

- Working capital at June 30, 2005 (defined as accounts receivable and inventories less accounts payable) improved to 17.8 percent of the last twelve months' sales from 19.2 percent a year earlier.

- The Company's tax rate was 35.4 percent for the second quarter of 2005 compared with 35.8 percent for the comparable period of the prior year. The Company estimates that its effective tax rate for the full-year 2005 should approximate 35 percent.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

SECOND QUARTER 2005 (CONCLUDED)

- On June 10, 2005, the Company issued $500 million of fixed-rate 4.80% notes due 2015, resulting in net proceeds of $494 million.

- At the end of the quarter, the Company had a strong balance sheet with over $1.6 billion in cash and marketable securities and $2 billion in unused bank lines. The Company intends to use a portion of its cash to retire $800 million of 6.75% notes due in March 2006.

- In the second quarter of 2005, the Company generated approximately $48 million of cash from the net sale of financial investments.

- Debt as a percent of total capitalization was 49 percent at June 30, 2005 compared with 47 percent at June 30, 2004.

- For the twelve months ended June 30, 2005 and June 30, 2004, return on invested capital (as reported) was 11.7 percent and 12.2 percent, respectively. For the twelve months ended June 30, 2005 and June 30, 2004, return on invested capital (as reconciled) was 12.9 percent and 12.1 percent, respectively. The Company continues to believe that it will achieve its 15 percent return on invested capital goal by the end of 2006 and 18 percent by 2010.

- During the quarter, the Company repurchased approximately five million common shares. The Company had approximately 42 million common shares remaining under its repurchase authorization at June 30, 2005.

- The Company's diluted common shares for purposes of calculating earnings per common share were 430 million for the second quarter of 2005 compared with 453 million for the second quarter of 2004.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR OUTLOOK

- The Company remains committed to its strategy of value creation and is focused on the simplification of its business model, cash flow generation, improvement in return on invested capital and the return of cash to shareholders through share repurchases and dividends.

- Consistent with this strategy, the Company is pursuing a variety of initiatives to increase operating income, including sourcing programs, the restructuring of certain of its businesses (including consolidations), manufacturing rationalization, headcount reductions and other profit improvement programs. As previously disclosed, the Company believes these initiatives will reduce annual costs by $200 million by the end of 2007. Costs and charges related to the acceleration of these profit improvement programs, when combined with recent additional energy-related and commodity cost increases and the adverse effect of changes in currency values, are expected to result in the Company's full-year 2005 earnings from continuing operations being closer to $2.30 per common share than the previous guidance of the low end of a range of $2.40 to $2.50 per common share. Implementing these initiatives should improve the Company's earnings outlook for 2006 and beyond.

- Based on current business trends, the Company anticipates that third quarter 2005 earnings from continuing operations will be in the range of $.60 to $.64 per common share compared with third quarter 2004 earnings from continuing operations of $.64 per common share.

- The Company's guidance is based on no additional share repurchases beyond the 18 million common shares repurchased in the first half of 2005, modest margin improvement in the second half of 2005 compared with the first half of 2005, reflecting selling price increases further offsetting higher commodity costs, and anticipated income from financial investments, and excludes any other items.

- The Company expects to return a minimum of $1 billion annually to shareholders, on average, over the next several years through share repurchases and dividends as part of its ongoing commitment to value creation. In 2004 and 2003, the Company returned $2.3 billion, in aggregate, to shareholders through share repurchases and dividends. In the first half of 2005, the Company returned $774 million to shareholders through share repurchases and dividends.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR OUTLOOK (CONCLUDED)

- Based on the current market price for the Company's common stock, diluted common shares for the computation of earnings per common share at July 1, 2005 are 429 million. This excludes the impact of any third quarter repurchases of common stock.

      Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about our products, markets and conditions, which could affect the Company's future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

                      MASCO CORPORATION - 2ND QUARTER 2005

Page

1      Condensed Statements of Income - 2005 & 2004 Quarters

2      Notes to Condensed Statements of Income - 2005 & 2004 Quarters

3      Sales by Segment and Geographic Area - Three Months Ended June 30, 2005
       & 2004

4      Sales by Segment and Geographic Area - Six Months Ended June 30, 2005
       & 2004

5      2005 Quarterly Segment Data

6      2004 Quarterly Segment Data - Excluding Goodwill Impairment Charge

7      2004 Quarterly Segment Data - Including Goodwill Impairment Charge

8      Other Income (Expense), Net -  2005 & 2004 Quarters

9      Consolidated Statements of Income - Three Months Ended June 30, 2005 &
       2004

10     Consolidated Statements of Income - Six Months Ended June 30, 2005 & 2004

11     Consolidated Balance Sheets

       GAAP Reconciliations:

12        Sales Growth Excluding Effect of Acquisitions & Currency Translation

13        Operating Profit and Margins

14        Operating Profit and Shareholders' Equity

15     Discontinued Operations

                                MASCO CORPORATION
                         CONDENSED STATEMENTS OF INCOME
                            2005 & 2004 - BY QUARTER
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                       2005                                 2004
                                                        ---------------------------------- ---------------------------------------
                                                        YEAR QTR. 4 QTR. 3 QTR. 2  QTR. 1   YEAR   QTR. 4  QTR. 3  QTR. 2  QTR. 1
                                                        ---- ------ ------ ------- ------- ------- ------- ------- ------- -------
Net Sales:
  - North America                                                          $ 2,784 $ 2,405 $ 9,879 $ 2,450 $ 2,627 $ 2,531 $ 2,271
  - International                                                              564     564   2,195     584     546     530     535
                                                        ---- ------ ------ ------- ------- ------- ------- ------- ------- -------

  - Consolidated                                                             3,348   2,969  12,074   3,034   3,173   3,061   2,806

Cost of Sales                                                                2,363   2,128   8,356   2,132   2,182   2,087   1,955
                                                        ---- ------ ------ ------- ------- ------- ------- ------- ------- -------

Gross Profit                                                                   985     841   3,718     902     991     974     851
      (Gross Margin)                                                          29.4%   28.3%   30.8%   29.7%   31.2%   31.8%   30.3%

S,G&A Expense (before GCE & (Gain) Loss on Sale of
  Corporate Fixed Assets)                                                      467     454   1,824     459     449     460     456
      (S,G&A Expense as a % of Sales)                                         13.9%   15.3%   15.1%   15.1%   14.2%   15.0%   16.3%
                                                        ---- ------ ------ ------- ------- ------- ------- ------- ------- -------

Operating Profit (before GCE, (Gain) Loss on Sale of
  Corporate Fixed Assets & Goodwill Impairment Charge)                         518     387   1,894     443     542     514     395
      (Operating Margin)                                                      15.5%   13.0%   15.7%   14.6%   17.1%   16.8%   14.1%
  - North America                                                              447     326   1,639     390     478     442     329
      (Margin)                                                                16.1%   13.6%   16.6%   15.9%   18.2%   17.5%   14.5%
  - International                                                               71      61     255      53      64      72      66
      (Margin)                                                                12.6%   10.8%   11.6%    9.1%   11.7%   13.6%   12.3%

General Corporate Expense (GCE)                                                 48      46     194      60      53      45      36

S,G&A  Expense as a % of Sales (including GCE & (Gain)
  Loss on Sale of Corporate Fixed Assets)                                     15.4%   16.8%   16.7%   17.1%   15.8%   16.5%   17.3%

(Gain) Loss on Sale of Corporate Fixed Assets, Net                               -       -      (7)      1       -      (1)     (7)

(Income) Regarding Litigation Settlement                                        (3)     (2)    (30)      -      (2)     (7)    (21)

Goodwill Impairment Charge                                                       -       -     168     168       -       -       -

                                                        ---- ------ ------ ------- ------- ------- ------- ------- ------- -------
Operating Profit per F/S                                                   $   473 $   343 $ 1,569 $   214 $   491 $   477 $   387
                                                        ==== ====== ====== ======= ======= ======= ======= ======= ======= =======

Earnings per Common Share (Diluted):

  Income from Continuing Operations                                        $  0.64 $  0.48 $  2.04 $  0.23 $  0.64 $  0.65 $  0.52

  Income (Loss) from Discontinued Operations                                     -    0.04   (0.08)      -    0.16   (0.07)  (0.16)

                                                        ---- ------ ------ ------- ------- ------- ------- ------- ------- -------
  Net Income                                                               $  0.64 $  0.52 $  1.96 $  0.23 $  0.80 $  0.58 $  0.36
                                                        ==== ====== ====== ======= ======= ======= ======= ======= ======= =======


PLEASE SEE PAGE 2 FOR NOTES.

                                MASCO CORPORATION
                     NOTES TO CONDENSED STATEMENTS OF INCOME
                            2005 & 2004 - BY QUARTER

NOTES:

- Operating results exclude 2004 planned dispositions as well as operations which were sold in 2005 and 2004, all of which were treated as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

- Income from discontinued operations in the first quarter of 2005 includes an $11 million pre-tax gain, net ($.04 per common share, after tax) from the sale of two businesses.

- Operating results for the fourth quarter of 2004 reflect a non-cash, pre-tax charge for goodwill impairment of $168 million ($141 million or $.31 per common share, after tax).

- Income from discontinued operations in the third quarter of 2004 includes a $108 million pre-tax gain, net ($93 million or $.21 per common share, after tax) from the sale of two businesses.

- Income (loss) from discontinued operations in the first, second and third quarters of 2004 includes pre-tax impairment charges of $64 million ($76 million or $.16 per common share, after tax), $44 million ($44 million or $.10 per common share, after tax) and $31 million ($31 million or $.07 per common share, after tax), respectively.

- Per common share amounts for the four quarters of 2004 do not total to the per common share amount for the year due to the timing of capital stock transactions and the effect of contingently issuable shares.

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                     THREE MONTHS ENDED JUNE 30, 2005 & 2004
                              (DOLLARS IN MILLIONS)

                                     Three Months Ended
                                           June 30,         2nd Qtr '05
                                     ------------------         vs.
                                     2005       2004        2nd Qtr '04
                                     -------    -------    --------------
Cabinets & Related Products          $   900    $   797    +           13%

Plumbing Products                        823        785    +            5%

Installation & Other Services            764        686    +           11%

Decorative Architectural Products        506        451    +           12%

Other Specialty Products                 355        342    +            4%

                                     -------    -------
  Total                              $ 3,348    $ 3,061    +            9%
                                     =======    =======

North America                        $ 2,784    $ 2,531    +           10%

International, principally Europe        564        530    +            6%

                                     -------    -------
  Total, as above                    $ 3,348    $ 3,061    +            9%
                                     =======    =======

NOTES:

-     Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased nine percent, North American net sales increased 10 percent and International net sales increased six percent (please see page 12 for the GAAP reconciliation).

- International sales in local currencies increased two percent compared with the second quarter of 2004 (please see page 12 for the GAAP reconciliation).

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                      SIX MONTHS ENDED JUNE 30, 2005 & 2004
                              (DOLLARS IN MILLIONS)

                                           Six Months Ended
                                               June 30,             6 Months '05
                                       -------------------------         vs.
                                         2005            2004       6 Months '04
                                       ----------     ----------     -----------
Cabinets & Related Products            $    1,738     $    1,576     +        10%

Plumbing Products                           1,583          1,524     +         4%

Installation & Other Services               1,457          1,316     +        11%

Decorative Architectural Products             877            821     +         7%

Other Specialty Products                      662            630     +         5%

                                       ----------     ----------
  Total                                $    6,317     $    5,867     +         8%
                                       ==========     ==========

North America                          $    5,189     $    4,802     +         8%

International, principally Europe           1,128          1,065     +         6%

                                       -----------    ----------
  Total, as above                      $    6,317     $    5,867     +         8%
                                       ==========     ==========

NOTES:

-     Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased seven percent, North American net sales increased eight percent and International net sales increased six percent (please see page 12 for the GAAP reconciliation).

- International sales in local currencies increased two percent compared with the first six months of 2004 (please see page 12 for the GAAP reconciliation).

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2005
                              (DOLLARS IN MILLIONS)

                                                          Year       Qtr. 4       Qtr. 3       Qtr. 2      Qtr. 1
                                                       ----------  -----------  -----------  ----------  ----------
Net Sales:
  - Cabinets and Related Products                                                            $      900  $      838
  - Plumbing Products                                                                               823         760
  - Installation and Other Services                                                                 764         693
  - Decorative Architectural Products                                                               506         371
  - Other Specialty Products                                                                        355         307
                                                       ----------  -----------  -----------  ----------  ----------
  - TOTAL                                                                                         3,348       2,969
                                                       ==========  ===========  ===========  ==========  ==========

  - North America                                                                                 2,784       2,405
  - International, principally Europe                                                               564         564
                                                       ----------  -----------  -----------  ----------  ----------
  - TOTAL, AS ABOVE                                                                               3,348       2,969
                                                       ==========  ===========  ===========  ==========  ==========

Operating Profit:
  - Cabinets and Related Products                                                                   144         124
  - Plumbing Products                                                                               108          79
  - Installation and Other Services                                                                 102          80
  - Decorative Architectural Products                                                                96          59
  - Other Specialty Products                                                                         68          45
                                                       ----------  -----------  -----------  ----------  ----------
  - TOTAL                                                                                           518         387
                                                       ==========  ===========  ===========  ==========  ==========

  - North America                                                                                   447         326
  - International, principally Europe                                                                71          61
                                                       ----------  -----------  -----------  ----------  ----------
  - TOTAL, AS ABOVE                                                                                 518         387
                                                       ==========  ===========  ===========  ==========  ==========

General Corporate Expense (GCE)                                                                      48          46

(Gain) Loss on Sale of Corporate Fixed Assets, Net                                                    -           -

(Income) Regarding Litigation Settlement                                                             (3)         (2)

                                                       ----------  -----------  -----------  ----------  ----------
Operating Profit (after GCE and Adjustments)                                                        473         343

Other Income (Expense), Net                                                                         (41)        (22)

                                                       ----------  -----------  -----------  ----------  ----------
Income from Continuing Operations Before
  Income Taxes and Minority Interest                                                         $      432  $      321
                                                       ==========  ===========  ===========  ==========  ==========

Margins:

  - Cabinets and Related Products                                                                  16.0%       14.8%
  - Plumbing Products                                                                              13.1%       10.4%
  - Installation and Other Services                                                                13.4%       11.5%
  - Decorative Architectural Products                                                              19.0%       15.9%
  - Other Specialty Products                                                                       19.2%       14.7%
  - TOTAL                                                                                          15.5%       13.0%

  - North America                                                                                  16.1%       13.6%
  - International, principally Europe                                                              12.6%       10.8%
  - TOTAL, AS ABOVE                                                                                15.5%       13.0%

NOTES:

-     Data exclude discontinued operations.

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2004
                      EXCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                          Year           Qtr. 4          Qtr. 3         Qtr. 2          Qtr. 1
                                                         -------         ------          ------         ------          ------
Net Sales:
 - Cabinets and Related Products                         $ 3,289         $  857          $  856         $  797          $  779
 - Plumbing Products                                       3,057            758             775            785             739
 - Installation and Other Services                         2,771            718             737            686             630
 - Decorative Architectural Products                       1,610            356             433            451             370
 - Other Specialty Products                                1,347            345             372            342             288
                                                          ------         ------          ------         ------          ------
 - TOTAL                                                  12,074          3,034           3,173          3,061           2,806
                                                         =======         ======          ======         ======          ======

 - North America                                           9,879          2,450           2,627          2,531           2,271
 - International, principally Europe                       2,195            584             546            530             535
                                                         -------         ------          ------         ------          ------
 - TOTAL, AS ABOVE                                        12,074          3,034           3,173          3,061           2,806
                                                         =======         ======          ======         ======          ======

Operating Profit:
 - Cabinets and Related Products                             552            156             150            137             109
 - Plumbing Products                                         395             81             101            117              96
 - Installation and Other Services                           358             86             103             88              81
 - Decorative Architectural Products                         331             64             102            101              64
 - Other Specialty Products                                  258             56              86             71              45
                                                         -------         ------          ------         ------          ------
 - TOTAL                                                   1,894            443             542            514             395
                                                         =======         ======          ======         ======          ======

 - North America                                           1,639            390             478            442             329
 - International, principally Europe                         255             53              64             72              66
                                                         -------         ------          ------         ------          ------
 - TOTAL, AS ABOVE                                         1,894            443             542            514             395
                                                         =======         ======          ======         ======          ======

General Corporate Expense (GCE)                              194             60              53             45              36

(Gain) Loss on Sale of Corporate Fixed Assets, Net            (7)             1               -             (1)             (7)

(Income) Regarding Litigation Settlement                     (30)             -              (2)            (7)            (21)

                                                         -------         ------          ------         ------          ------
Operating Profit (after GCE and Adjustments)               1,737            382             491            477             387

Other Income (Expense), Net                                  (51)            (8)            (31)           (11)             (1)

                                                         -------         ------          ------         ------          ------
Income from Continuing Operations Before
 Income Taxes and Minority Interest                      $ 1,686         $  374          $  460         $  466          $  386
                                                         =======         ======          ======         ======          ======

Margins:
 - Cabinets and Related Products                            16.8%          18.2%           17.5%          17.2%           14.0%
 - Plumbing Products                                        12.9%          10.7%           13.0%          14.9%           13.0%
 - Installation and Other Services                          12.9%          12.0%           14.0%          12.8%           12.9%
 - Decorative Architectural Products                        20.6%          18.0%           23.6%          22.4%           17.3%
 - Other Specialty Products                                 19.2%          16.2%           23.1%          20.8%           15.6%
 - TOTAL                                                    15.7%          14.6%           17.1%          16.8%           14.1%

 - North America                                            16.6%          15.9%           18.2%          17.5%           14.5%
 - International, principally Europe                        11.6%           9.1%           11.7%          13.6%           12.3%
 - TOTAL, AS ABOVE                                          15.7%          14.6%           17.1%          16.8%           14.1%


NOTES:

-     Data exclude discontinued operations.

- Operating results for the fourth quarter of 2004 exclude a non-cash, pre-tax charge for goodwill impairment of $168 million. The charge related to certain of the Company's European business units and was allocated among the Cabinets and Related Products segment ($56 million); Plumbing Products segment ($25 million); Decorative Architectural Products segment ($62 million); and Other Specialty Products segment ($25 million).

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement and (gain) loss on sale of Corporate fixed assets, net.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2004
                      INCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                         Year           Qtr. 4         Qtr. 3          Qtr. 2          Qtr. 1
                                                       ---------      ----------      ---------      ----------      ----------
Net Sales:
 - Cabinets and Related Products                       $   3,289      $      857      $     856      $      797      $      779
 - Plumbing Products                                       3,057             758            775             785             739
 - Installation and Other Services                         2,771             718            737             686             630
 - Decorative Architectural Products                       1,610             356            433             451             370
 - Other Specialty Products                                1,347             345            372             342             288
                                                       ---------      ----------      ---------      ----------      ----------
 - TOTAL                                                  12,074           3,034          3,173           3,061           2,806
                                                       =========      ==========      =========      ==========      ==========

 - North America                                           9,879           2,450          2,627           2,531           2,271
 - International, principally Europe                       2,195             584            546             530             535
                                                       ---------      ----------      ---------      ----------      ----------
 - TOTAL, AS ABOVE                                        12,074           3,034          3,173           3,061           2,806
                                                       =========      ==========      =========      ==========      ==========

Operating Profit:
 - Cabinets and Related Products                             496             100            150             137             109
 - Plumbing Products                                         370              56            101             117              96
 - Installation and Other Services                           358              86            103              88              81
 - Decorative Architectural Products                         269               2            102             101              64
 - Other Specialty Products                                  233              31             86              71              45
                                                       ---------      ----------      ---------      ----------      ----------
 - TOTAL                                                   1,726             275            542             514             395
                                                       =========      ==========      =========      ==========      ==========

 - North America                                           1,639             390            478             442             329
 - International, principally Europe                          87            (115)            64              72              66
                                                       ---------      ----------      ---------      ----------      ----------
 - TOTAL, AS ABOVE                                         1,726             275            542             514             395
                                                       =========      ==========      =========      ==========      ==========

General Corporate Expense (GCE)                              194              60             53              45              36

(Gain) Loss on Sale of Corporate Fixed Assets, Net            (7)              1              -              (1)             (7)

(Income) Regarding Litigation Settlement                     (30)              -             (2)             (7)            (21)

                                                       ---------      ----------      ---------      ----------      ----------
Operating Profit (after GCE and Adjustments)               1,569             214            491             477             387

Other Income (Expense), Net                                  (51)             (8)           (31)            (11)             (1)

                                                       ---------      ----------      ---------      ----------      ----------
Income from Continuing Operations Before
 Income Taxes and Minority Interest                    $   1,518      $      206      $     460      $      466      $      386
                                                       =========      ==========      =========      ==========      ==========

Margins:
 - Cabinets and Related Products                            15.1%           11.7%          17.5%           17.2%           14.0%
 - Plumbing Products                                        12.1%            7.4%          13.0%           14.9%           13.0%
 - Installation and Other Services                          12.9%           12.0%          14.0%           12.8%           12.9%
 - Decorative Architectural Products                        16.7%            0.6%          23.6%           22.4%           17.3%
 - Other Specialty Products                                 17.3%            9.0%          23.1%           20.8%           15.6%
 - TOTAL                                                    14.3%            9.1%          17.1%           16.8%           14.1%

 - North America                                            16.6%           15.9%          18.2%           17.5%           14.5%
 - International, principally Europe                         4.0%          -19.7%          11.7%           13.6%           12.3%
 - TOTAL, AS ABOVE                                          14.3%            9.1%          17.1%           16.8%           14.1%


NOTES:

-     Data exclude discontinued operations.

- Operating results for the fourth quarter of 2004 include a non-cash, pre-tax charge for goodwill impairment of $168 million. The charge related to certain of the Company's European business units and was allocated among the Cabinets and Related Products segment ($56 million); Plumbing Products segment ($25 million); Decorative Architectural Products segment ($62 million); and Other Specialty Products segment ($25 million).

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement and (gain) loss on sale of Corporate fixed assets, net.

                                MASCO CORPORATION
                           OTHER INCOME (EXPENSE), NET
                            2005 & 2004 - BY QUARTER
                                  (IN MILLIONS)

                                                            2005                                           2004
                                             -------------------------------------       ----------------------------------------
                                             YEAR  QTR. 4  QTR. 3  QTR. 2   QTR. 1        YEAR   QTR. 4   QTR. 3  QTR. 2  QTR. 1
                                             ----  ------  ------  ------   ------       ------  ------   ------  ------  -------
Interest Expense                                                   $  (57)  $  (59)      $ (217) $  (57)  $  (55) $  (52) $  (53)

Income from Cash and Cash Investments                                   5        6           11       5        3       1       2

Other Interest Income                                                   1        1            6       1        2       1       2

Realized Gains from Financial
 Investments, Net                                                      28       41           92      40        9      14      29

Dividend Income                                                         4        4           27       5        8       7       7

Impairment Charge for Marketable Securities                            (2)       -          (21)    (21)       -       -       -

Other, Net                                                            (20)     (15)          51      19        2      18      12

                                             ----  ------  ------  ------   ------       ------  ------   ------  ------  ------
Total Other Income (Expense), Net                                  $  (41)  $  (22)      $  (51) $   (8)  $  (31) $  (11) $   (1)
                                             ====  ======  ======  ======   ======       ======  ======   ======  ======  ======


NOTES:

-     Data exclude discontinued operations.

- Other, net for the second quarter of 2005 principally includes $14 million of realized currency transaction losses; the second quarter of 2004 includes $6 million of realized currency transaction gains and a $5 million gain from the sale of non-operating assets.

- The fourth quarter 2004 impairment charge relates to the Company's investment in Furniture Brands International common stock.

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE THREE MONTHS ENDED JUNE 30, 2005 & 2004
             (DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                        Three Months Ended            As a Percent of Sales
                                                                              June 30,               3 Months Ended June 30,
                                                             %        -------------------------      -------------------------
Line                                                       Change        2005           2004            2005             2004
----                                                       ------     ----------    -----------      ----------          -----
1    Net Sales                                                 9%     $    3,348    $     3,061           100.0%         100.0%

2    Cost of Sales                                            13%          2,363          2,087            70.6%          68.2%

                                                                      ----------    -----------      ----------          -----
3    Gross Profit                                              1%            985            974            29.4%          31.8%
                                                                      ----------    -----------      ----------          -----

     Operating Profit:

4     - Before GCE, Litigation (Income)+(Gain) on Sale of
        Corporate Fixed Assets (3-8)                           1%            518            514            15.5%          16.8%

5     - After GCE, Litigation (Income)+(Gain) on Sale of
        Corporate Fixed Assets (3-9-10)                        1%            473            477            14.1%          15.6%

                                                                      ----------    -----------      ----------          -----
     S,G&A Expense:

6     - General Corporate Expense (GCE)                        7%             48             45             1.4%           1.5%

7     - (Gain) on Sale of Corporate Fixed Assets, Net                          -             (1)              -            0.0%

8     - All Other                                              2%            467            460            13.9%          15.0%

                                                                      ----------    -----------      ----------          -----
9     - Total S,G&A Expense                                    2%            515            504            15.4%          16.5%
                                                                      ----------    -----------      ----------          -----

10   (Income) Regarding Litigation Settlement                                 (3)            (7)           -0.1%          -0.2%

11   Other Income (Expense), Net                                             (41)           (11)           -1.2%          -0.4%
                                                                      ----------    -----------      ----------          -----

12   Income from Continuing Operations Before Income
      Taxes and Minority Interest (5+11)                      -7%            432            466            12.9%          15.2%

13   Income Taxes                                             -8%            153            167             4.6%           5.5%
      (Tax Rate)                                                            35.4%          35.8%
                                                                      ----------    -----------      ----------          -----

14   Income from Continuing Operations Before
      Minority Interest                                       -7%            279            299             8.3%           9.8%

15   Minority Interest                                                        (5)            (5)           -0.1%          -0.2%

                                                                      ----------    -----------      ----------          -----
16   Income from Continuing Operations                        -7%            274            294             8.2%           9.6%

17   (Loss) from Discontinued Operations, Net of
      Income Taxes                                                             -            (33)              -           -1.1%

                                                                      ----------    -----------      ----------          -----
18   Net Income                                                5%     $      274    $       261             8.2%           8.5%
                                                                      ==========    ===========      ==========          =====

     Earnings Per Common Share (Diluted):

      Income from Continuing Operations                       -2%     $     0.64    $      0.65

      (Loss) from Discontinued Operations, Net of
        Income Taxes                                                           -          (0.07)

                                                                      ----------    -----------
      Net Income                                              11%     $     0.64    $      0.58
                                                                      ==========    ===========

     Average (Diluted) Common Shares                          -5%            430            453

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE SIX MONTHS ENDED JUNE 30, 2005 & 2004
             (DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                           Six Months Ended           As a Percent of Sales
                                                                              June 30,                6 Months Ended June 30,
                                                             %        -------------------------      -------------------------
Line                                                       Change       2005           2004            2005              2004
----                                                       ------     ----------    -----------      ----------     ---------
1    Net Sales                                                 8%     $    6,317    $     5,867           100.0%        100.0%

2    Cost of Sales                                            11%          4,491          4,042            71.1%         68.9%

                                                                      ----------    -----------      ----------     ---------
3    Gross Profit                                              0%          1,826          1,825            28.9%         31.1%
                                                                      ----------    -----------      ----------     ---------

     Operating Profit:

4     - Before GCE, Litigation (Income)+(Gain) on Sale of
         Corporate Fixed Assets (3-8)                          0%            905            909            14.3%         15.5%

5     - After GCE, Litigation (Income)+(Gain) on Sale of
         Corporate Fixed Assets (3-9-10)                      -6%            816            864            12.9%         14.7%

                                                                      ----------    -----------      ----------     ---------
     S,G&A Expense:

6     - General Corporate Expense (GCE)                       16%             94             81             1.5%          1.4%

7     - (Gain) on Sale of Corporate Fixed Assets, Net                          -             (8)              -          -0.1%

8     - All Other                                              1%            921            916            14.6%         15.6%

                                                                      ----------    -----------      ----------     ---------
9     - Total S,G&A Expense                                    3%          1,015            989            16.1%         16.9%
                                                                      ----------    -----------      ----------     ---------

10   (Income) Regarding Litigation Settlement                                 (5)           (28)           -0.1%         -0.5%

11   Other Income (Expense), Net                                             (63)           (12)           -1.0%         -0.2%
                                                                      ----------    -----------      ----------     ---------

12   Income from Continuing Operations Before
      Income Taxes and Minority Interest (5+11)              -12%            753            852            11.9%         14.5%

13   Income Taxes                                            -16%            257            307             4.1%          5.2%
     (Tax Rate)                                                             34.1%          36.0%
                                                                      ----------    -----------      ----------     ---------

14   Income from Continuing Operations Before
      Minority Interest                                       -9%            496            545             7.9%          9.3%

15   Minority Interest                                                       (10)           (10)           -0.2%         -0.2%

                                                                      ----------    -----------      ----------     ---------
16   Income from Continuing Operations                        -9%            486            535             7.7%          9.1%

17   Income (Loss) from Discontinued Operations,
      Net of Income Taxes                                                     19           (106)            0.3%         -1.8%

                                                                      ----------    -----------      ----------     ---------
18   Net Income                                               18%     $      505    $       429             8.0%          7.3%
                                                                      ==========    ===========      ==========     =========


     Earnings Per Common Share (Diluted):

      Income from Continuing Operations                       -4%     $     1.11    $      1.16

      Income (Loss) from Discontinued Operations,
        Net of Income Taxes                                                 0.04          (0.23)

                                                                      ----------    -----------
      Net Income                                              24%     $     1.16    $      0.93
                                                                      ==========    ===========

     Average (Diluted) Common Shares                          -5%            437            460

                                MASCO CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                                                                 June 30,               December 31,
                                                                                   2005                     2004
                                                                                 --------               ------------
ASSETS

Current Assets:

  Cash and Cash Investments                                                       $  1,538               $      1,256

  Accounts and Notes Receivable, Net                                                 1,956                      1,732

  Inventories                                                                        1,224                      1,132

  Prepaid Expenses and Other                                                           269                        282

                                                                                  --------               ------------
        Total Current Assets                                                         4,987                      4,402

Property and Equipment, Net                                                          2,205                      2,272

Goodwill                                                                             4,307                      4,408

Other Intangible Assets, Net                                                           317                        326

Other Assets                                                                           835                      1,133

                                                                                  --------               ------------
        Total Assets                                                              $ 12,651               $     12,541
                                                                                  ========               ============

LIABILITIES

Current Liabilities:

  Notes Payable                                                                   $    875               $         80

  Accounts Payable                                                                     951                        837

  Accrued Liabilities                                                                1,206                      1,230

                                                                                  --------               ------------
        Total Current Liabilities                                                    3,032                      2,147

Long-Term Debt                                                                       3,876                      4,187

Deferred Income Taxes and Other                                                        764                        784

                                                                                  --------               ------------
        Total Liabilities                                                            7,672                      7,118

SHAREHOLDERS' EQUITY                                                                 4,979                      5,423

                                                                                  --------               ------------
        Total Liabilities and Shareholders' Equity                                $ 12,651               $     12,541
                                                                                  ========               ============

                                MASCO CORPORATION
                       GAAP RECONCILIATION OF SALES GROWTH
             EXCLUDING EFFECT OF ACQUISITIONS & CURRENCY TRANSLATION
                                  (IN MILLIONS)

                                                                         Three Months Ended June 30,
                                                                         ---------------------------
                                                                          2005                2004
                                                                         -------             -------
Consolidated Net Sales, as reported                                      $ 3,348             $ 3,061

 - Acquisitions                                                               (5)                  -

                                                                         -------             -------
Consolidated Net Sales (excl. acquisitions)                              $ 3,343             $ 3,061
                                                                         =======             =======

North American Net Sales, as reported                                    $ 2,784             $ 2,531

 - Acquisitions                                                               (5)                  -

                                                                         -------             -------
North American Net Sales (excl. acquisitions)                            $ 2,779             $ 2,531
                                                                         =======             =======

International Net Sales, as reported                                     $   564             $   530

 - Acquisitions                                                                -                   -

                                                                         -------             -------
International Net Sales (excl. acquisitions)                                 564                 530

 - Currency Translation                                                      (21)                  -

                                                                         -------             -------
International Net Sales (excl. acquisitions & currency)                  $   543             $   530
                                                                         =======             =======

                                                                          Six Months Ended June 30,
                                                                         ---------------------------
                                                                          2005                2004
                                                                         -------             -------
Consolidated Net Sales, as reported                                      $ 6,317             $ 5,867

 - Acquisitions                                                              (10)                  -

                                                                         -------             -------
Consolidated Net Sales (excl. acquisitions)                              $ 6,307             $ 5,867
                                                                         =======             =======

North American Net Sales, as reported                                    $ 5,189             $ 4,802

 - Acquisitions                                                              (10)                  -

                                                                         -------             -------
North American Net Sales (excl. acquisitions)                            $ 5,179             $ 4,802
                                                                         =======             =======

International Net Sales, as reported                                     $ 1,128             $ 1,065

 - Acquisitions                                                                -                   -

                                                                         -------             -------
International Net Sales (excl. acquisitions)                               1,128               1,065

 - Currency Translation                                                      (44)                  -

                                                                         -------             -------
International Net Sales (excl. acquisitions & currency)                  $ 1,084             $ 1,065
                                                                         =======             =======


NOTES:

The Company presents information comparing results from one period to another excluding the results of businesses acquired in order to assess the performance of the underlying businesses and to assess to what extent acquisitions are driving growth.

The Company also presents information comparing results of International operations from one period to another using constant exchange rates. To present this information, current period results for foreign entities are converted into U.S. dollars using the prior period's exchange rates, rather than exchange rates for the current period. The Company presents this information in order to assess how the underlying businesses performed in local currencies before taking into account currency fluctuations.

                                MASCO CORPORATION
               GAAP RECONCILIATION OF OPERATING PROFIT AND MARGINS
                              (DOLLARS IN MILLIONS)

                                                                                    THREE MONTHS ENDED JUNE 30,
                                                                         -----------------------------------------------
                                                                                  2005                          2004
                                                                         ---------------------         ------------------
                                                                           $            Margin           $         Margin
                                                                         -------        ------         ------      ------
Operating Profit, As Reported                                            $   473          14.1%        $  477        15.6%

(Income) Regarding Litigation Settlement                                      (3)                          (7)
                                                                         -------                       ------

Operating Profit, As Reconciled                                          $   470          14.0%        $  470        15.4%
                                                                         =======                       ======

                                                                                     SIX MONTHS ENDED JUNE 30,
                                                                         -----------------------------------------------
                                                                                 2005                         2004
                                                                         ---------------------         ------------------
                                                                           $            Margin           $         Margin
                                                                         -------        ------         ------      ------
Operating Profit, As Reported                                            $   816         12.9%         $  864        14.7%

(Income) Regarding Litigation Settlement                                      (5)                         (28)
                                                                         -------                       ------

Operating Profit, As Reconciled                                          $   811         12.8%         $  836        14.2%
                                                                         =======                       ======


NOTE:

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

                                MASCO CORPORATION
        GAAP RECONCILIATION OF OPERATING PROFIT AND SHAREHOLDERS' EQUITY
                                  (IN MILLIONS)

                                                                                TWELVE MONTHS ENDED
                                                                                     JUNE 30,
                                                                          -------------------------------
                                                                           2005                    2004
                                                                          -------                 -------
Operating Profit from Continuing Operations                               $ 1,521                 $ 1,673

Goodwill Impairment Charge                                                    168                      53

European Charges                                                                -                      31

(Income) Regarding Litigation Settlement                                       (7)                    (86)
                                                                          -------                 -------

Operating Profit, As Reconciled                                           $ 1,682                 $ 1,671
                                                                          =======                 ========

                                                                                TWELVE MONTHS ENDED
                                                                                    JUNE 30,
                                                                          -------------------------------
                                                                           2005                    2004
                                                                          -------                 -------
Shareholders' Equity, As Reported                                         $ 4,979                 $ 5,020

Goodwill Impairment Charge (after tax)                                        141                      47

European Charges (after tax)                                                    -                      22

(Income) Regarding Litigation Settlement (after tax)                           (4)                    (55)
                                                                          -------                 -------

Shareholders' Equity, As Reconciled                                       $ 5,116                 $ 5,034
                                                                          =======                 =======


NOTES:

Data exclude discontinued operations.

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

This information is provided as detail for the calculation of return on invested capital ("ROIC") which is calculated as after-tax operating profit (last twelve months, as reconciled) divided by the total of average debt (net of average cash) and average shareholders' equity.

                                MASCO CORPORATION
                             DISCONTINUED OPERATIONS
                                  (IN MILLIONS)

                                                                                                      Three Months Ended
                                                                                                           June 30,
                                                                                                   -------------------------
                                                                                                    2005              2004
                                                                                                   -------            ------
Net Sales                                                                                          $     -            $  108
                                                                                                   =======            ======

Income from Discontinued Operations                                                                $     1            $   12

(Loss) on Disposal of Discontinued Operations, Net                                                      (1)                -

Impairment of Assets Held for Sale                                                                       -               (44)

                                                                                                   -------            ------
(Loss) Before Income Taxes                                                                               -               (32)

Income Tax (Expense)                                                                                     -                (1)
                                                                                                   -------            ------

     (Loss) from Discontinued Operations, Net of Income Taxes                                      $     -            $  (33)
                                                                                                   =======            ======

                                                                                                       Six Months Ended
                                                                                                           June 30,
                                                                                                   -------------------------
                                                                                                    2005               2004
                                                                                                   -------            ------
Net Sales                                                                                          $    17            $  203
                                                                                                   =======            ======

Income from Discontinued Operations                                                                $     4            $   18

Gain on Disposal of Discontinued Operations, Net                                                        10                 -

Impairment of Assets Held for Sale                                                                       -              (108)

                                                                                                   -------            ------
Income (Loss) Before Income Taxes                                                                       14               (90)

Income Tax Benefit (Expense)                                                                             5               (16)
                                                                                                   -------            ------

     Income (Loss) from Discontinued Operations, Net of Income Taxes                               $    19            $ (106)
                                                                                                   =======            ======


NOTES:

The unusual relationship between income tax benefit and income before income taxes (including the gain on the disposition of businesses) for the six months ended June 30, 2005 results from the gain requiring no current tax expense and the reversal of deferred tax liabilities of the discontinued operations which are no longer expected to be incurred. The after-tax charge for the impairment of assets held for sale was $76 million in the first quarter of 2004, including $12 million for the expensing of deferred tax assets of the discontinued operations, and $44 million in the second quarter of 2004.

The information for discontinued operations is for the period prior to the respective dates of disposition.